RESEARCH AGREEMENT

  THIS RESEARCH AGREEMENT effective as of the 1st day of September, 2000 by and between IXION BIOTECHNOLOGY, INC., a small business with offices located at 137009 Progress Blvd., Box 13, (hereinafter referred to as "SPONSOR") and the UNIVERSITY OF FLORIDA, a member of the State University System of the State of Florida, acting for and on behalf of the Board of Regents, a public corporation of the State of Florida ("UNIVERSITY") is entered into for the purpose of allocating between the parties certain rights relating to and SBIR a project to be carried out by Sponsor and University (hereinafter referred to as the ("PARTIES") under an SBIR funding agreement that may be awarded by the Public health Service/National Institutes of Health ("Agency") to sponsor to fund a proposal entitled "Enzyme-coating of Urinary Prostheses to Prevent Encrustation" submitted to Agency by Sponsor on or about December 14, 1999.

                                   WITNESSETH

  WHEREAS, there search program contemplated by this Research Agreement is of mutual interest and benefit to University and to Sponsor, will further the instructional and research objectives of University in a manner consistent with its status as a non-profit, tax-exempt, educational institution, and may derive benefits for both Sponsor and University through inventions, improvements and/or discoveries;

  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree to the following:

Article 1 Definitions

  As used herein, the following terms shall have the following meanings:

  1.1 "Project" shall mean the description of the project described in Appendix A hereof, under the direction of Dr. Laurie Gower, as co-investigator (University project director).

  1.2 "Contract Period" is 09/01/00 through 02/28/01.

  1.3 "Background Intellectual Property" means property and the legal right therein of either or both parties developed before or independent of this Research Agreement including inventions, patent applications, patents, copyrights, trademarks, mask works, trade secrets and any information embodying proprietary data such as technical data and computer software.

  1.4 "Project Intellectual Property" means the legal rights relating to inventions, patent applications, patents, copyrights trademarks, mask works, trade secrets and any other legally protectable information, including computer software, first made or generated during the performance of this Research Agreement and arising out of the Research Agreement.

  Article 2 Research Work

  2.1 University shall commence the performance of Project promptly after the effective date of this Research Agreement, and shall use reasonable efforts to perform such Project substantially in accordance with the terms and conditions of this Research Agreement. Anything in this Research Agreement to the contrary notwithstanding, Sponsor and University may at any time amend Project by mutual written agreement.

  2.2 In the event that the Principal Investigator becomes unable or unwilling to continue Project, and a mutually acceptable substitute is not available, University and/or Sponsor shall have the option to terminate said Project.


  Article 3 Reports and Conferences

  3.1 A final report shall be submitted by University to the Sponsor within forty-five (45) days of the conclusion of the Contract Period, or early termination of this Research Agreement.

  3.2 During the term of this Research Agreement, representatives of University will meet with representatives of Sponsor at times and places mutually agreed upon to discuss the progress and results, as well as ongoing plans, or changes therein, of Project to be performed hereunder.

Article 4 - Costs, Billings and Other Support

  4.1 It is agreed to and  understood  by the parties  hereto  that,  subject to
 Article 2 the total costs to Sponsor hereunder shall be $25,000.

  4.2 This is a fixed price agreement. The Sponsor shall pay in full $25,000 no later that (30) days from final signature of this agreement.

Article 5 - Publicity

  5.1 Sponsor will not use the name of University, nor of any member of University's Project staff, in any publicity, advertising, or news release without the prior written approval of an authorized representative of University. University will not use the name of Sponsor, nor any employee of Sponsor, in any publicity without the prior written approval of Sponsor.

  Article 6 - Confidentiality/Publication

  6.1 Background Intellectual Property and Project Intellectual Property of a party, as well as other proprietary or confidential information of a party, disclosed by that party to the other in connection with this SBIR project shall be received and held in confidence for a period of 5 years by the receiving party and, except with the consent of the disclosing party or ;as permitted under this Research Agreement, neither used by the receiving party nor disclosed by the receiving party to others, provided that the receiving party has notice that such information is regarded by the disclosing party as proprietary or confidential. Such information shall be marked as confidential or proprietary, and any verbal information shall be reduced to writing and marked as confidential or proprietary within (10) business days of such disclosure. However, these confidentiality obligations shall not apply to use or disclosure by the receiving party after such information is or becomes known to the public without breach of this provision or is or becomes known to the receiving party from a source reasonably believed to be independent of the disclosing party or is developed by or for the receiving party independently of its disclosure by the disclosing party.

  6.2 Either  party may  publish  its results  from this SBIR  project.  Sponsor recognizes that under University academic policy the results of University research projects must be publishable. However, the publishing party will give a right of review to the other party with respect to a proposed publication, with a (30) day period in which to review proposed publications and submit comments, which will be given full consideration before publication. Furthermore, upon request of the reviewing party, publication will be deferred for up to (90) additional days for preparation and filing of a patent application which the reviewing party has the right to file or to have filed at its request by the publishing party.

  Article 7 - Intellectual Property

  7.1 This Research Agreement shall not be construed as implying that either party hereto shall have the right to use Background Intellectual Property of the other in connection with this SBIR project except as otherwise provided hereunder.

  7.1.1 The following Background Intellectual Property of Sponsor may be used nonexclusively without compensation by University in connection with research or development activities for this project (if none, so state):

  7.1.2 The following Background Intellectual Property of the University may be used nonexclusively and except as noted, without compensation by Sponsor in connection with research or development activities for this project (if none, so state):

  7.2 Except as otherwise provided herein, ownership of Project Intellectual Property shall vest in the party whose personnel conceived the subject matter or first actually reduced the subject matter to practice, and such party may perfect legal protection therein in its own name and at its own expense. Jointly made or generated Project Intellectual Property shall be jointly owned by the Parties unless otherwise agreed in writing. The Sponsor shall have the first option for a period of (60) days to perfect the rights in jointly made or generated Project Intellectual Property unless otherwise agreed in writing.

  7.2.1 The Parties agree to disclose to each other, in writing, each and every Subject Invention, which may be patentable or otherwise protectable under the United States patent laws in Title 35, United States Code. The Parties acknowledge that they will disclose Subject Inventions to each other and the Agency within (30) days after their respective inventor(s) first disclose the invention in writing to the person(s) responsible for patent matters of the disclosing Party. All written disclosures of such inventions shall contain sufficient detail of the invention, identification of any statutory bars, and shall be marked confidential, in accordance with 35 U.S.C. 205.

  7.2.2 Each party hereto may use Project Intellectual Property of the other nonexclusively and without compensation in connection with research or development activities for this SBIR project, including inclusion in SBIR project reports to the Agency and proposals to the Agency for continued funding of this SBIR project through additional phases. University shall also retain the right to practice the Project Intellectual Property for any educational or research purpose.

  7.2.3 In addition to the Government's rights under the Patent Rights clause of 37CFR 401.14, the Parties agree that the Government shall have an irrevocable, royalty free, nonexclusive license for any governmental purpose in any Project Intellectual Property.

  7.2.4 Sponsor will have an option to commercialize the Project Intellectual Property of University subject to any rights of the Government therein, as follows:


  A. Where Project Intellectual Property of University is a potentially patentable invention, Sponsor will have an exclusive option for a license to such invention, for an initial option period of (60) days after such invention has been reported to Sponsor. Sponsor may, as its election and subject to the patent expense reimbursement provisions of this section, extend such option for an additional (90) days by giving written notice of such election to University prior to the expiration of the initial option period. During the period of such option following notice by Sponsor of election to extend, University will pursue and maintain any patent protection for the invention requested in writing by Sponsor and, except with the written consent of Sponsor or upon the failure of Sponsor to reimburse patenting expenses as required under this section, will not voluntarily discontinue the pursuit and maintenance of any United States patent protection for the invention initiated by University or of any patent protection requested by Sponsor.

  For any invention for which Sponsor gives of is election to extend the option, Sponsor will, within (30) days after invoice, reimburse University for the expenses incurred by University prior to expiration or termination of the option period in pursuing and maintaining (i) any United States patent protection initiated by University; and (ii) any patent protection requested by Sponsor. Sponsor may terminate such option at will by giving written notice to than prior commitments not practically revocable, will cease upon University's receipt of such notice. At any time prior to the expiration or termination of an option, Sponsor may exercise such option by giving written notice to University, whereupon the parties will promptly and in good faith enter into negotiations for a license under University's patent rights in the invention for Sponsor to make, use and/or sell products and/or services that embody, or the development, manufacture and/or use of which involves employment of, the invention. The terms of such license will include: (i) payment of reasonable royalties to University on sales of products or services which embody, or the development, manufacture or use of which involves employment of, the invention; and in the case of an exclusive license, (ii) reasonable commercialization milestones and/or minimum royalties.


  B Where Project Intellectual Property of University is other than a potentially patentable invention, Sponsor will have an exclusive option for a license, for an option period extending until (60) days following completion of University's performance of the phase of this project in which such Project Intellectual Property of University was developed by University and disclosed to Sponsor. Sponsor may exercise such option by giving written notice to University, whereupon the parties will promptly and in good faith enter into negotiations for a license under University's interest in the subject matter for Sponsor to make, use and/or sell products or services which embody, or the development, manufacture and/or use of which involve employment of, such Project Intellectual Property of University. The terms of such license will include: (i) payment of reasonable royalties to University on sales of products or services that embody, or the development, manufacture or use of which involves employment of, the Project Intellectual Property of University and, in the case of an exclusive license, (ii) reasonable commercialization milestones and/or minimum royalties.


   Article 8 - Grant of Rights

  8.1 Pursuant to Article 7, if Sponsor elects not to exercise its option or decides to discontinue the financial support of the prosecution or maintenance of the protection, University shall be free to file or continue prosecution or maintain any such application(s), and to maintain any protection issuing thereon in the U.S. and in any foreign country at University's sole expense with no further obligation to Sponsor.

  Article 9 - Term and Termination

  9.1 This Research Agreement shall become effective upon the date first hereinabove written and shall continue effect for the full duration of the Contract Period unless sooner terminated in accordance with the provisions of this Article. The parties hereto may, however, extend the term of this Research Agreement for additional periods as desired under mutually agreeable terms and conditions which the parties reduce to writing and sign. Either party may terminate this Research Agreement upon (60) days prior written notice to the other.

  9.2 In the event that either party hereto shall commit any breach of or default in any of the terms or conditions of this Research Agreement, and also shall fail to remedy such default or breach with sixty (60) days after receipt of written notice thereof from the other party hereto, the party giving notice may, at this option and in addition to any other remedies which it may have at law or in equity, terminate this Research Agreement by sending notice to termination in writing to the other party to such effect, and such termination shall be effective as of the date of the receipt of such notice.

  9.3 Termination of this Research Agreement by either party for any reason shall not affect the rights and obligations of the parties accrued prior to the effective date of termination of this Research Agreement. No termination of this Research Agreement, however effectuated, shall affect either party's rights and obligations under Articles 4,5,6,7,8, and 10.

  9.4 Should this Research Agreement be terminated, Sponsor shall pay all costs and any uncancellable encumbrances accrued by University as of date of termination.

Article 10 - Independent Contractor

  10.1 In the performance of all services hereunder.

  10.1.1 University shall be deemed to be and shall be an independent contractor and, as such, University shall not be entitled to any benefits applicable to employees of Sponsor.

  10.1.2 Neither party is authorized or empowered to act as agent for the other for any purpose and shall not on behalf of the other enter into any contract, warranty, or representation as to any matter. Neither shall be bound by the acts or conduct of the other.

  Article 11 - Insurance

  11.1 University warrants and represents that University has adequate liability insurance, such protection being applicable to officers, employees, and agents while acting within the scope of their employment by University, and University has no liability insurance policy as such that can extend protection to any other person.

  11.2 Sponsor will indemnify and hold harmless the Agency and University with regard to any claims 11.3 arising in connection with commercialization of the results of this project by or under the authority of the Sponsor.

  Article 12 - Governing Law

  12.1 This Research Agreement shall be governed and construed in accordance with the laws of the State of Florida.

Article 13 - Assignment

13.1 This Research Agreement shall not be assigned to any third party by either party without the prior written consent of the parties hereto.

  13.2 This Research Agreement is assignable to any division of Sponsor, any majority stockholders of Sponsor, and/or any subsidiary of Sponsor in which 51 percent of the outstanding stock is owned by Sponsor.

  Article 14 - Research Agreement Modification

  14.1 Any agreement to change the terms of this Research Agreement in any way shall be valid only if the change is made in writing and approved by mutual agreement of authorized representatives of the parties hereto.

  Article 15 - Notices

  15.1 Notices, invoices, communications, and payments hereunder shall be deemed made if given by registered or certified envelope, postage prepaid, and addressed to the party to receive such notice, invoice, or communication at the address given below, or such other address as may hereafter be designated by notice in writing:


If to Sponsor                           Ixion Biotechnology, Inc.
                                        13709 Progress Blvd. Box 13
                                        Alachua, FL  32615
                                        Attn:  Chief Executive Officer

If to University:
Office of Engineering Research          University of Florida
                                        319 Weil Hall
                                        Gainesville, FL  32611

If Technical Matter:                    Dr. Laurie Gower
                                        Department of Material Science
                                        and Engineering
                                        University of Florida
                                        Gainesville, FL  32610

  In Witness Whereof, the parties have caused these presents to be executed in duplicate as of the day and year above written.

Ixion Biotechnology, Inc.                      University of Florida
/s/ Weaver H. Gaines                           /s/ Sandra Goldstein
____________________                           _______________________
By:  Weaver H. Gaines                          By:  Sandra Goldstein
Title:  Chairman and                           Title:  Associated Director
Chief Executive Officer                        for Research
Date:  10/16/00                                Date:


/s/ Laurie Gower
_________________________
Dr. Laurie Gower
University Project Director